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[LOGO] The AIG Life Companies (U.S.)                              EXHIBIT (e)(3)
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                             Executive Advantage/SM/
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                           SUBACCOUNT TRANSFER REQUEST
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Policy Number: _________    Policyholder: ____________________________________
                                          (Last Name, First Name, Middle Name)

Insured:       ____________________________________   Social Security No.: _______-______-_______
               (Last Name, First Name, Middle Name)

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    .  Restrictions on Subaccount Transfers are shown in the Certificate and
       Certificate Information pages.
    .  The  Policyholder may make 12 free transfers during a Certificate Year.
       A $25 transfer charge may be imposed on each subsequent transfer.
    . Transfers from the Guaranteed Account may be made to a Subaccount(s) only during the 60 day period that is 30 days before and 30 days after the end of each Certificate Anniversary.
    .  Transfers must be in whole dollars or whole percentages.

       Circle + to indicate transfer into fund. Circle (-) to indicate transfer out of fund.

                                                        Amount      Percent
                                                        ------      -------
GUARANTEED ACCOUNT                                      +  (-)    $______ ___%

ALLIANCEBERNSTEIN VARIABLE PRODUCT SERIES FUND, INC.
AllianceBernstein Americas Government Income            +  (-)    $______ ___%
AllianceBernstein Growth Portfolio                      +  (-)    $______ ___%
AllianceBernstein Growth and Income Portfolio           +  (-)    $______ ___%
AllianceBernstein Premier Growth Portfolio              +  (-)    $______ ___%
AllianceBernstein Quasar Portfolio                      +  (-)    $______ ___%
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
   VP Income & Growth Fund                              +  (-)    $______ ___%
   VP International Fund                                +  (-)    $______ ___%
CREDIT SUISSE TRUST
   Emerging Growth Portfolio                            +  (-)    $______ ___%
   Emerging Markets Portfolio                           +  (-)    $______ ___%
   Global Post-Venture Capital Portfolio                +  (-)    $______ ___%
   International Focus Portfolio                        +  (-)    $______ ___%
   Large Cap Value Portfolio                            +  (-)    $______ ___%
   Small Cap Growth Portfolio                           +  (-)    $______ ___%
FIDELITY VARIABLE INSURANCE PRODUCTS FUND II AND III
   VIP Balanced Portfolio                               +  (-)    $______ ___%
   VIP Contrafund Portfolio                             +  (-)    $______ ___%
   VIP Index 500 Portfolio                              +  (-)    $______ ___%
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
   Developing Markets Securities - Class 2              +  (-)    $______ ___%
   Growth Securities - Class 2                          +  (-)    $______ ___%
   Foreign Securities - Class 2                         +  (-)    $______ ___%
GOLDMAN SACHS ASSET MANAGEMENT L.P.
   CORE U.S. Equity Fund                                +  (-)    $______ ___%
   International Equity Fund                            +  (-)    $______ ___%
MORGAN STANLEY UNIVERSAL INSTITUTIONAL FUNDS
   Core Plus Fixed Income Portfolio Class 1             +  (-)    $______ ___%
   Emerging Markets Equity Portfolio Class 1            +  (-)    $______ ___%
   High Yield Portfolio Class 1                         +  (-)    $______ ___%
   Mid Cap Growth Portfolio Class 1                     +  (-)    $______ ___%
   Money Market Portfolio Class 1                       +  (-)    $______ ___%
   Technology Portfolio Class 1                         +  (-)    $______ ___%
   U.S. Mid Cap Core Portfolio Class 1                  +  (-)    $______ ___%
NEUBERGERBERMAN ADVISERS MANAGEMENT TRUST
   AMT Partners Portfolio                               +  (-)    $______ ___%
PIMCO VARIABLE INSURANCE TRUST
   Long Term U.S. Government                            +  (-)    $______ ___%
   Total Return Bond Portfolio                          +  (-)    $______ ___%

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As Policyholder, I represent that the statements and answers in this Subaccount
Transfer request are written as made by me and are complete and true to the best of my knowledge and belief.


_____________________________________        __________________________________
Signature of Insured                         Signature of Policyholder (if
                                             other than Insured)

__________________________  ____, 20___
Date Signed

_______________________________________________________________________________
Transfer, Executive Advantage/SM/, 05/03